EXHIBITS 5.1, 8.1 AND 23.1




                                  April 7, 2006




BancCap Asset Securitization Issuance Corporation
553 Capital Drive
Lake Zurich, IL 60047


         RE: BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION REGISTRATION STATEMENT ON FORM S-3
                  -------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel for BancCap Asset Securitization Issuance Corporation, a Delaware corporation (the "Company"), in connection with the offering of the Company's Asset Backed Securities Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1 (the "Certificates"). A Post-Effective Amendment No. 1 to the Registration Statement of the Company on Form S-3 relating to the Certificates (Commission File No. 333-97289) has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and was declared effective on January 27, 2006. As set forth in the prospectus dated March 31, 2006, as supplemented by a prospectus supplement dated April 6, 2006 (the "Base
Prospectus" and the "Prospectus Supplement," respectively), the Certificates will be issued under and pursuant to the conditions of a trust agreement dated as of March 1, 2006 (the "Trust Agreement"), by and among the Company, as depositor, Ocwen Loan Servicing, LLC as servicer, Wells Fargo Bank, N.A., as securities administrator and master servicer and U.S. Bank National Association, as trustee (the "Trustee").

     In rendering the opinions set forth below, we have examined a form of the Trust Agreement, forms of the Certificates, the Base Prospectus and the Prospectus Supplement and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates, opinions and other documents delivered by or on behalf of the Company relating to the Trust Agreement and the issuance of the Certificates and, as to certain matters of fact that are material to our opinions, we have also examined and relied on fact certificates of officers of the Company. We have not independently established any of the facts so relied on.

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     For the purposes of this opinion letter we have made the  assumptions  that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures (other than signatures on behalf of the Company) on each such document are genuine, and that no changes in the facts certified in any fact certificates have occurred or will occur after the dates of the fact certificates. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents related to the Trust Agreement has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

     We further assume ongoing compliance with all Servicing Agreement[s] (as defined in the Trust Agreement) and the accuracy of the representations made in the transfer agreements relating to the Mortgage Loans.

     Based upon the foregoing, we are of the opinion that:

     (I) THE TRUST AGREEMENT HAS BEEN DULY AND VALIDLY AUTHORIZED BY ALL NECESSARY ACTION ON THE PART OF THE COMPANY AND, WHEN DULY EXECUTED AND DELIVERED BY THE COMPANY AND THE TRUSTEE, AND ANY OTHER PARTY THERETO, THE TRUST AGREEMENT WILL CONSTITUTE THE VALID AND BINDING AGREEMENT OF THE COMPANY, ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS, EXCEPT AS ENFORCEMENT THEREOF MAY BE LIMITED BY BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER AND OTHER SIMILAR LAWS RELATING TO OR AFFECTING CREDITORS' RIGHTS GENERALLY AND TO GENERAL EQUITABLE PRINCIPLES (REGARDLESS OF WHETHER CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW), INCLUDING CONCEPTS OF COMMERCIAL REASOBABLENESS, GOOD FAITH AND FAIR DEALING AND THE POSSIBLE UNAVAILABILITY OF SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF, AND WITH RESPECT TO THE RIGHTS OF INDEMNITY OR CONTRIBUTION, AS MAY BE LIMITED BY PUBLIC POLICY CONSIDERATIONS.

     (ii) The issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Trust Agreement and delivered against payment therefor pursuant to the underwriting agreement dated April 7, 2006, among the Company, Credit Suisse Securities (USA) LLC and Barclays Capital Inc., the Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Trust Agreement.

     (iii) Under existing law, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, each segregated pool of assets for which the Trust Agreement directs that a REMIC election be made will qualify as a "real estate mortgage investment conduit" ("REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"); each of the Certificates, other than the Class R Certificates, will evidence ownership of "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the

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     Code,  and the Class R  Certificates  will be  considered  to represent the classes of "residual interest" within the meaning of Section 860G(a)(2) of the Code in each REMIC formed pursuant to the Trust Agreement.

     (iv) The statements contained under the caption "Material Federal Income Tax Considerations" in the Base Prospectus as supplemented by the Prospectus Supplement, insofar as such statements constitute conclusions of law, and true and correct in all material respects as set forth therein.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

     We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Base Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

                                         Very truly yours,

                                         /s/ Kirkpatrick & Lockhart Nicholson
                                         Graham LLP



                                        Kirkpatrick & Lockhart Nicholson Graham
                                        LLP